EXHIBIT 5.1

             Opinion of Buchanan Ingersoll Professional Corporation

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                   Buchanan Ingersoll Professional Corporation
                         (Incorporated in Pennsylvania)
                              650 College Road East
                           Princeton, New Jersey 08540

                                                     December 8, 1999

DSET Corporation
1160 U.S. Highway 22 East
Bridgewater, New Jersey  08807

Gentlemen:

     We have acted as counsel to DSET Corporation, a New Jersey corporation (the "Company"), in connection with the filing by the Company of a registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 4,687,689 shares (the "Shares") of the Company's Common Stock, no par value, of which: (i) 1,253,834 have been issued pursuant to options previously granted by the Company to its employees, officers, directors and consultants under the Company's 1993 Stock Option Plan (the "1993 Plan Shares"); (ii) 1,633,855 are issuable pursuant to options previously granted by the Company to its employees, officers, directors and consultants upon the exercise of options granted under the Company's 1993 Stock Option Plan ("the 1993 Plan Option Shares"); (iii) 704 have been issued pursuant to options previously granted by the Company to its employees, officers, directors and consultants under the Company's 1998 Stock Plan (the "1998 Plan Shares"); and (iv) 1,799,296 are issuable by the Company to its employees, officers, directors and consultants upon the exercise of options granted or to be granted under the Company's 1998 Stock Plan (the "1998 Plan Option Shares"). The 1993 Stock Option Plan and the 1998 Stock Plan are referred to collectively as the "Plans."

     In connection with the Registration Statement, we have examined such corporate records and documents, other documents and such questions of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination, it is our opinion that:

          1)   The issuance of the Shares has been duly and validly authorized;

          2) The 1993 Plan Shares and the 1998 Plan Shares have been legally issued and are fully paid and non-assessable shares of the Company's Common Stock; and

          3) The 1993 Plan Option Shares and the 1998 Plan Option Shares, when issued, delivered and sold in accordance with the terms of the respective Plan and the stock options, or other instruments authorized by such Plans, granted or to be granted thereunder, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                    Very truly yours
                                    Buchanan Ingersoll Professional Corporation

                                    /s/   William J. Thomas, Esq.
                                    -----------------------------
                                    William J. Thomas, Esq.
                                    A Member of the Firm